Exhibit 10.2.1

BORROWER JOINDER AGREEMENT

THIS BORROWER JOINDER AGREEMENT (the “Agreement”), dated as of December 31, 2019, is by and between SUNCOKE ENERGY PARTNERS FINANCE CORP., a Delaware corporation (the “Subsidiary”), SunCoke Energy, Inc., a Delaware corporation (the “Parent”), the other Borrowers, and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Second Amended and Restated Credit Agreement, dated as of August 5, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent, each direct or indirect subsidiary of the Parent listed as a Borrower thereunder, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Parent has elected to cause the Subsidiary to become a “Borrower” pursuant to Section 2.25 of the Credit Agreement.

Accordingly, the Subsidiary and the Borrowers hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:

1.    The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Borrower” for all purposes of the Credit Agreement, and shall have all of the obligations of a Borrower thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Borrower contained in the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms provisions and conditions contained in the applicable Loan Documents, including, without limitation (a) all of the representations and warranties set forth in Section 4 of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Sections 6 and 7 of the Credit Agreement.

2.    The Subsidiary acknowledges and confirms that is has received a copy of the Credit Agreement and the schedules and exhibits thereto and (a) is a party to the Second Amended and Restated Guarantee and Collateral Agreement and (b) has delivered to the Administrative Agent each of the documents required by Sections 5.1(d) and (e) of the Credit Agreement, in each case, to be in form and substance reasonably satisfactory to the Administrative Agent. The information on the schedules to the Credit Agreement are hereby supplemented (to the extent permitted under the Credit Agreement) to reflect the information shown on the attached Schedule A and such information is true and correct as of the date hereof.

3.    The Borrowers confirm that the Credit Agreement is, and upon the Subsidiary becoming a “Borrower”, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary becoming a “Borrower”, the term “Obligations”, as used in the Credit Agreement, shall include all obligations of the Subsidiary under the Credit Agreement and under each other Loan Document.

4.    Each of the Borrowers and the Subsidiary agree that at any time and from time to time, upon the reasonable written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonable request in accordance with the terms and conditions of the Credit Agreement in order to effect the purposes of this Agreement.

5.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

6.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the Subsidiary and the Borrowers have caused this Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

SUBSIDIARY:	SUNCOKE ENERGY PARTNERS FINANCE CORP., a Delaware corporation

By:     /s/ Fay West
Name:    Fay West
Title:    President

BORROWERS:	SUNCOKE ENERGY, INC., a Delaware corporation

By:    /s/ Fay West
Name: Fay West
Title:    Senior Vice President and Chief Financial Officer

SUNCOKE ENERGY PARTNERS, L.P., a Delaware limited partnership

By: SunCoke Energy Partners GP, LLC

By:     /s/ Fay West
Name: Fay West
Title:    Senior Vice President and Chief Financial Officer

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/Lisa Berishaj
Name:    Lisa Berishaj
Title:    Assistant Vice President